EXHIBIT 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT, dated as of June 6, 2019 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), Chapters Holdco Inc., a Delaware corporation (“Parent”), and, solely for purposes of Sections 7 and 9 through 19 hereof, Barnes & Noble, Inc., a Delaware corporation (the “Company”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (together with such additional shares of Company Common Stock that become beneficially owned (within the meaning of Rule 13d−3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date, the “Subject Shares”);
WHEREAS, concurrently with the execution of this Agreement, Parent, Chapters Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Board of Directors of the Company (upon the unanimous recommendation of the Company Special Committee) has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, declared advisable and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) recommended that the Company Stockholders adopt the Merger Agreement and (iv) directed that the Merger Agreement be submitted to the Company Stockholders for their adoption; and
WHEREAS, as a condition and inducement to the willingness of Parent and the Company to enter into the Merger Agreement, Parent and the Company have required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce Parent and the Company to enter into the Merger Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1.          Voting of Shares.  From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted the Subject Shares that such Stockholder is entitled to vote (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (ii) against any other action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. Except as set forth in this Section 1, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against or abstain with respect to any other matters presented to the Company’s stockholders.
2.          Transfer of Shares.  Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, such Stockholder will not, directly or indirectly, (i) transfer, assign, sell, pledge, encumber (except by entering into an equity rollover agreement and a voting agreement as permitted by Section 3(b) hereof), hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares (except by entering into a voting agreement permitted by Section 3(b) hereof) or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) except as expressly permitted under Section 3(b) hereof, enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Subject Shares, or (iv) take any other action, that would reasonably be expected to restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.  The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by any Stockholder in connection with the transactions contemplated by the Merger Agreement.
3.          Acquisition Proposals.
(a)          Except as expressly permitted under Section 3(b) hereof, each Stockholder shall not and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) solicit, initiate, induce or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal, (ii) other than to inform any Person of the existence of the provisions contained in this Section 3, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or knowingly cooperate in any way that would otherwise reasonably be expected to lead to an Alternative Transaction

Proposal or (iii) approve or recommend, or make any public statement approving or recommending, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal, and no Stockholder shall, alone or together with any other Person, make an Alternative Transaction Proposal.  If any Stockholder receives any inquiry or proposal regarding any Alternative Transaction Proposal (other than an Alternative Transaction Proposal described in Section 3(b) hereof), such Stockholder shall promptly inform Parent of such inquiry or proposal and the details thereof.
(b)        Notwithstanding anything to the contrary in this Agreement, until the Keep-Shop Expiration Time:  (i) each Stockholder and its Representatives may engage in discussions and negotiations with the Excluded Party (and its Representatives) with which, as of May 29, 2019 and thereafter, such Stockholder and/or its Representatives have been in discussions regarding support of an Alternative Transaction Proposal from such Excluded Party, with respect to such Alternative Transaction Proposal, including, without limitation, voting agreements, possible equity roll-overs, and additional equity and/or debt investments; and (ii) enter into agreements with such Excluded Party with respect to any of the foregoing effective on termination of the Merger Agreement.
4.          Additional Covenants.
(a)         Further Assurances.  From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Stockholder’s sole cost and expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.
(b)        Waiver of Appraisal Rights.  Each Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger (unless the Board of Directors of the Company has made a Company Adverse Recommendation Change (that has not been rescinded or otherwise withdrawn)) with respect to any and all Subject Shares held by the undersigned of record or beneficially owned.
(c)         Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “shares of Company Common Stock” and “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
(d)        Disclosure.  The Stockholders hereby authorize the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, including in the Proxy Statement, the Stockholders’ identity and ownership of the Stockholders’ Subject Shares and the nature of the Stockholders’ obligations under this Agreement.
(e)         Merger Agreement Amendment.  Each of the Stockholders, the Company and Parent shall cooperate with the other parties hereto in good faith and use their respective reasonable best efforts to negotiate and, as promptly as practicable following the date hereof and in accordance with the terms hereof, enter into an amendment to this Agreement in connection with the amendment to the Merger Agreement contemplated by Section 5.17 thereof, providing for each Stockholder to tender the Subject Shares in the tender offer contemplated by such amendment to the Merger Agreement and to make other changes appropriate to reflect the change in structure in a manner reasonably satisfactory to each of the Stockholders, the Company and Parent.
5.          Representations and Warranties of each Stockholder.  Each Stockholder on its own behalf hereby represents and warrants to Parent and the Company, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares as follows:
(a)         Authority.  Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  Other than as provided in the Merger Agreement and any filings by Stockholder with the SEC, the execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Stockholder’s ability to observe and perform such Stockholder’s material obligations hereunder.
(b)        No Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder’s property or assets.

(c)         The Subject Shares.  Such Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than any of the foregoing that would not prevent or delay such Stockholder’s ability to perform such Stockholder’s obligations hereunder.  Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders).  The Stockholders have, or will have at the time of the applicable stockholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares (it being understood in the case of Stockholders that are trusts, that the trustees thereof have the right to cause such Stockholders to take such actions), and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay a Stockholder’s ability to perform its obligations hereunder.  There are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.
(d)        Reliance by Parent and the Company.  Such Stockholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
(e)         Litigation.  As of the date hereof, to the knowledge of such Stockholder, there is no Action pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.
(f)         Finders Fees.  No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.
6.          Representations and Warranties of Parent.  Parent represents and warrants to the Company and the Stockholders as follows:  Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the Merger Agreement by Parent and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement, the

Merger Agreement by Parent and the consummation of the transactions contemplated hereby and thereby.  Parent has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and other similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
7.          Representations and Warranties of the Company.  The Company represents and warrants to Parent and the Stockholders as follows:  The Company is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement.  The execution and delivery of this Agreement have been duly and validly authorized by all necessary action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement.  The Company has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and other similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
8.          Stockholder Capacity.  No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer.  Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company.
9.          Termination.  This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the written agreement of the Stockholders, Parent and the Company to terminate this Agreement.
10.        Specific Performance.  Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent and the Company are relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause Parent and the Company irreparable damage for which they would not have any adequate remedy at Law and for which monetary damages are not readily ascertainable.  Therefore, each Stockholder agrees that each of Parent and the Company, as applicable, shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements.  These injunctive remedies are cumulative.
11.        Governing Law; Jurisdiction.
(a)         All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.
(b)        Each of the parties hereto hereby (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, the Superior Court of the State of Delaware (or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware) (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts.  All actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in the Delaware Courts.  Each of the parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby may be made upon such party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such party at the address specified in Section 15 hereof.  Service made in such manner, to the fullest extent permitted by applicable Law, shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable Law.
12.        WAIVER OF JURY TRIAL EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

13.        Amendment, Waivers, etc.  Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent, the Company and each of the Stockholders.  No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
14.        Assignment; No Third Party Beneficiaries.  This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect.  This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.  Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
15.        Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, that should any such delivery be made by e-mail, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier:
(A)	if to Parent to:
c/o Elliott Management Corporation
40 West 57th Street
New York, New York 10019
Attention:	Elliot Greenberg
Email:	egreenberg@elliottmgmt.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:	Jeffrey J. Rosen Michael A. Diz
Email:	jrosen@debevoise.com madiz@debevoise.com

(B)	if to the Company to:
Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011
Attention:	Brad Feuer, Vice President and General Counsel
Allen Lindstrom, Chief Financial Officer and Executive Vice President
Email:	bfeuer@bn.com
alindstrom@bn.com
with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
Attention:	Renee Wilm Mollie Duckworth
Email:	renee.wilm@bakerbotts.com mollie.duckworth@bakerbotts.com
(C)	if to any Stockholder to:
The Riggio Family Office
122 Fifth Avenue, 10th Floor
New York, New York 10011
Attention:	Maria Florez
Email:	mflorez@lremllc.com
with a copy (which shall not constitute notice) to:

Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104
Attention:	Kenneth L. Henderson Jay M. Dorman
Email:	kenneth.henderson@bclplaw.com jmdorman@bclplaw.com

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
16.          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.
17.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.
18.          Section Headings.  The article and section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
19.          Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
CHAPTERS HOLDCO INC.

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President and Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
/s/ Leonard Riggio
LEONARD RIGGIO

/s/ Louise Riggio
LOUISE RIGGIO

LRBKS HOLDINGS, INC.

By:	/s/ Leonard Riggio
Name:	Leonard Riggio
Title:	President

THE RIGGIO FOUNDATION

By:	/s/ Leonard Riggio
Name:	Leonard Riggio
Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BARNES & NOBLE, INC., solely for the purposes of Sections 7 and 9 through 19 hereof,

By:	/s/ Allen W. Lindstrom
Allen W. Lindstrom
Chief Financial Officer and Executive Vice President

SCHEDULE A

Name of Stockholder	Number of Shares
Leonard Riggio	5,794,491
Louise Riggio*	0
LRBKS Holdings, Inc.**	2,316,668
The Riggio Foundation***	5,940,973

*	No shares directly owned.
**	Owned 50% each by Leonard Riggio and Louise Riggio.
***	Leonard and Louise Riggio are co-trustees.